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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated November 15, 1996 (with respect to Note H[l], December 5, 1996, Note A, August 12, 1997 and Note H[2], September 15, 1997) relating to the financial statements of Certified Diabetic Services, Inc., formerly Certified Diabetic Supplies Inc., included in this Registration Statement on Form S-1 and related Prospectus.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

Richard A. Eisner & Company, LLP

New York, New York
October 3, 1997